Exhibit 99.1

AudioEye Reports Record First Quarter 2023 Results

Twenty-Ninth Consecutive Period of Record Revenue

TUCSON, Ariz. — May 10, 2023 — AudioEye, Inc. (NASDAQ: AEYE) (“AudioEye” or the “Company”), the industry-leading digital accessibility platform for websites and apps, reported financial results for the first quarter ended March 31, 2023.

“We are pleased to have generated record revenue, ARR, and gross margins while driving a meaningful reduction in year-over-year expenses,” said AudioEye CEO David Moradi. “We continue to focus on efficiencies, enabling us to generate 78% gross margins, representing a nearly 100% conversion of incremental revenue to gross profit on a year-over-year basis. With our ongoing, strategic investments in R&D, our rate of innovation is increasing, and we expect to have further announcements regarding additional AI capabilities and new products soon.”

First Quarter 2023 Financial Results

●	Total revenue increased 13% to a record $7.77M from $6.9M in the same prior year period.
●	Gross profit increased to a record $6.1M (78% of total revenue) from $5.2M (75% of total revenue) in the same prior year period. The increase in gross profit was primarily due to continued recurring revenue growth and improved automation in product offerings.
●	Total operating expenses decreased 8% to $8.1M from $8.8M in the same prior year period. The decrease in operating expenses was due primarily to increased efficiency in sales and marketing and G&A expenses, partially offset by additional investments in R&D.
●	Net loss available to common stockholders was $2.0M, or $(0.17) per share, compared to a net loss of $3.6M, or $(0.32) per share, in the same prior year period. The improvement in net loss was primarily due to increases in revenue and gross profit as well as increased efficiencies in sales and marketing and G&A.
●	Non-GAAP net loss in Q1 2023 was $0.1M, or $(0.00) per share, compared to a non-GAAP net loss of $1.0M, or $(0.09) per share, in the same prior year period. The non-GAAP net loss and EPS performance reflect adjustments primarily for stock-based compensation expense, non-recurring litigation expense, and depreciation and amortization.
●	Annual Recurring Revenue (“ARR”) as of March 31, 2023 increased sequentially to $29.6M from $29.2M as of December 31, 2022.
●	As of March 31, 2023, the Company had $5.5M in cash, compared to $6.9M as of December 31, 2022. The decrease in cash was primarily driven by a $1 million earn-out payment for the Company’s acquisition of the Bureau of Internet Accessibility (“BOIA”) and non-recurring items.

Other Updates

●	In April, AudioEye launched an AI technology initiative centered on accessibility, with and for members of the disability community. The Company is developing AI models with direct input from people with disabilities to ensure the products and models developed work in its efforts to eradicate accessibility barriers at scale.
●	In March, the Company appointed J. Paul Getty President and CEO Katherine E. Fleming to the Board of Directors. Ms. Fleming’s extensive leadership experience will enrich the depth and breadth of expertise on AudioEye’s board. As Getty President and CEO, Ms. Fleming oversees the 1,500-employee Trust’s global operations, programs, and strategic priorities with the mission to preserve, advance, and share the world’s visual art and cultural heritage.
●	In March 2023, the Company successfully defended an AudioEye customer in a precedent ADA case for website accessibility. AudioEye’s unique combination of automation technology, including artificial intelligence, coupled with industry experts in accessibility compliance, facilitated the dismissal of the lawsuit for no monetary settlement or other relief.
●	Customer count was approximately 95,000 as of March 31, 2023, compared to about 74,000 as of March 31, 2022. Both the Enterprise and the Partner and Marketplace revenue channels contributed to customer growth in the quarter.

Financial Outlook

The Company expects to generate revenue of between $7.8 million and $7.9 million in the second quarter of 2023.

Conference Call Information

AudioEye management will hold a conference call today, May 10, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results, followed by a question-and-answer period.

Date: Wednesday, May 10, 2023

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 844-826-3033

International number: 412-317-5185

Access code: 7218769

Webcast: Q123 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through May 24, 2023 via the following numbers:

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay passcode: 10177620

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering ADA and WCAG compliance at scale. By combining cutting-edge technology and subject matter expertise, AudioEye helps companies solve every aspect of digital accessibility—from finding and removing barriers to navigating legal compliance, to ongoing training, monitoring and upkeep. Trusted by the FCC, Calvin Klein, Samsung, Tommy Hilfiger, and others, AudioEye delivers remediations and continuous monitoring for accessibility issues without making fundamental changes to website architecture, source code, or browser-based tools. Join us at AudioEye on our mission to eradicate barriers to digital access.

Forward-Looking Statements

Any statements in this press about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and ARR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform, sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annual recurring fee under each active contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the monthly fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future ARR. ARR excludes revenue from our PDF remediation services business, Website and Mobile App report services business and other miscellaneous non-recurring services.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including significant transaction and litigation-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Earnings (Loss) and Non-GAAP Earnings (Loss) per Diluted Share

We define: (i) Non-GAAP earnings (loss) as net income (loss), plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, and plus loss on disposal or impairment of long-lived assets; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, and plus loss on disposal or impairment of long-lived assets, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. The following table sets forth reconciliations of Non-GAAP loss to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP loss per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure. We strongly urge readers to review these reconciliations, along with the financial statements included elsewhere in this press release.

Investor Contact:

Tom Colton or Luke Johnson

Gateway Investor Relations

AEYE@gatewayir.com

949-574-3860

AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2023	2022
Revenue	$7,772	$6,906

Cost of revenue	1,702	1,710

Gross profit	6,070	5,196

Operating expenses:
Selling and marketing	3,243	3,726
Research and development	1,746	1,529
General and administrative	3,135	3,556
Total operating expenses	8,124	8,811

Operating loss	(2,054)	(3,615)

Other income (expense):
Interest income (expense), net	43	(1)
Total other income (expense)	43	(1)

Net loss	$(2,011)	$(3,616)

Net loss per common share-basic and diluted	$(0.17)	$(0.32)

Weighted average common shares outstanding-basic and diluted	11,637	11,444

AUDIOEYE, INC.

BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(in thousands, except per share data)	2023	2022
ASSETS
Current assets:
Cash	$5,543	$6,904
Accounts receivable, net	4,567	5,418
Prepaid expenses and other current assets	637	644
Total current assets	10,747	12,966

Property and equipment, net	147	161
Right of use assets	897	1,154
Intangible assets, net	6,011	6,041
Goodwill	4,001	4,001
Other	100	105
Total assets	$21,903	$24,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,564	$2,452
Finance lease liabilities	32	38
Operating lease liabilities	479	468
Deferred revenue	6,706	7,125
Contingent consideration	—	979
Total current liabilities	9,781	11,062

Long term liabilities:
Finance lease liabilities	1	7
Operating lease liabilities	621	745
Deferred revenue	50	73
Contingent consideration, long term	2,012	1,952
Total liabilities	12,465	13,839

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 11,697 and 11,551 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	93,930	93,070
Accumulated deficit	(84,493)	(82,482)
Total stockholders’ equity	9,438	10,589

Total liabilities and stockholders’ equity	$21,903	$24,428

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2023	2022
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(2,011)	$(3,616)
Non-cash valuation adjustment to contingent consideration	55	—
Interest (income) expense, net	(43)	1
Stock-based compensation expense	1,118	1,145
Acquisition expense (1)	—	198
Litigation expense (2)	155	862
Depreciation and amortization	526	387
Loss on disposal or impairment of long-lived assets	147	—
Non-GAAP loss	$(53)	$(1,023)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.17)	$(0.32)
Non-cash valuation adjustment to contingent consideration	—	—
Interest (income) expense, net	—	—
Stock-based compensation expense	0.10	0.10
Acquisition expense (1)	—	0.02
Litigation expense (2)	0.01	0.08
Depreciation and amortization	0.05	0.03
Loss on disposal or impairment of long-lived assets	0.01	—
Non-GAAP loss per diluted share (3)	$—	$(0.09)
Diluted weighted average shares (GAAP) (4)	11,637	11,444

(1)	Represents legal and accounting fees associated with the BOIA acquisition.

(2)	Represents legal expenses related primarily to non-recurring litigation pursued by the Company.

(3)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the treasury stock method.

(4)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.